EXHIBIT 99.1
SUNAIR SERVICES CORPORATION REPORTS
FISCAL THIRD QUARTER 2007 FINANCIAL RESULTS
Boca Raton, FL — August 14, 2007— Sunair Services Corporation (AMEX: SNR) today announced its fiscal third quarter results for the period ended June 30, 2007.
Revenues from continuing operations for the three months ended June 30, 2007 were $17.4 million, compared to revenues of $13.8 million for the three months ended June 30, 2006. The Company reported a loss from continuing operations of $(333,541) for the three months ended June 30, 2007, or $(.03) per basic and diluted share, compared to a loss of $(298,342) for the three months ended June 30, 2006, or $(.02) per basic and diluted share.
The Company reported a tax affected loss from discontinued operations for the three months ended June 30, 2007 of $(332,226), or $(.02) per basic and diluted share, compared to $(185,234) for the three months ended June 30, 2006, or $(0.01) per basic and diluted share.
The Company reported a net loss of $(665,767) for the three months ended June 30, 2007, or $(0.05) per basic and diluted share, compared to a net loss of $(483,576) for the three months ended June 30, 2006, or $(0.03) per basic and diluted share.
Revenues from continuing operations for the nine months ended June 30, 2007 were $49.3 million, compared to revenues of $36.1 million for the nine months ended June 30, 2006. The Company reported a loss from continuing operations of $(1,006,397) for the nine months ended June 30, 2007, or $(.08) per basic and diluted share, compared to a loss of $(1,950,635) for the nine months ended June 30, 2006, or $(.16) per basic and diluted share.
The Company reported a tax affected loss from discontinued operations for the nine months ended June 30, 2007 of $(640,133) and a tax affected gain on the sale of assets from discontinued operations of $1,361,476, yielding a gain from all discontinued operations of $721,343 for the nine months ended June 30, 2007, or $0.06 per basic and diluted share, compared to a tax affected income from discontinued operations for the nine month period ended June 30, 2006 of $304,627, or $0.02 per basic and diluted share.
The Company reported a net loss of $(285,054) for the nine months ended June 30, 2007, or $(0.02) per basic and diluted share, compared to net loss of $(1,646,008) for the nine months ended June 30, 2006, or $(0.14) per basic and diluted share.
On November 20, 2006, the Company closed a transaction to sell the real estate property associated with its previously sold high frequency radio business for $2.7 million in cash and recognized a gain in the amount of $2,182,902. The Company reclassified the gain on the sale of this real estate property from continuing operations to a gain on the disposal of assets from discontinued operations for the nine months ended June 30, 2007.
On August 1, 2007, the Company completed the sale of all the outstanding shares of Percipia, Inc., a wholly-owned subsidiary in the Company’s Telephone Communications segment, for approximately $4.0 million in cash, subject to a post-closing adjustment. The results of operations for Percipia have been reclassified from continuing to discontinued operations.
John Hayes, Chief Executive Officer of Sunair, stated “The increase in revenues at Middleton for the three months ended June 30, 2007 fell below our expectations primarily due to a decrease in new business leads. We have addressed this issue by making significant investments in both our sales management team and additions to our sales force and we are currently in the process of a developing and launching a new marketing campaign designed to improve the generation of new business leads.
“Furthermore, we are most optimistic about Sunair’s future as we continue to focus on growing our company through acquisitions, organic growth and geographic expansion in our lawn and pest control services business within Florida. We were pleased to have completed two acquisitions during our third quarter. The first, Florida Exterminating Co., provides both residential and commercial service throughout the Tampa, St. Petersburg, Land O’Lakes and Lakeland areas of Florida. The second, Summer Rain Fertilization Company, provides our first entry into Broward and Palm Beach counties.

“In addition, the divestiture of Percipia represents a key transaction for us. With the sale of this subsidiary, we continue to execute our strategy of divesting our non-core assets while growing our core lawn and pest control services business. A portion of the proceeds from the sale of Percipia were utilized to repay debt under our credit facility, and we expect to re-deploy those proceeds in future acquisitions in our core lawn and pest control services business.”
ABOUT SUNAIR
Sunair Services Corporation, a Florida corporation, through its wholly owned subsidiary, Middleton Pest Control, Inc., with headquarters located in Orlando, Florida, provides lawn and pest control services to both residential and commercial customers. Middleton provides essential pest control services and protection against termites and insects to homes and businesses. In addition, Middleton supplies lawn care services to homes and businesses, which includes fertilization treatments and protection against disease, weeds and insects for lawns and shrubs. Through a subsidiary, Sunair also is involved in the telephone communications business. For more information about Sunair, please visit http://www.sunairservices.com.
Information Regarding Forward Looking Statements
Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the inability to consummate future acquisitions or pursue growth opportunities, the inability to integrate acquisitions, the inability to raise additional capital to finance expansion, the risks inherent in the entry into new geographic markets, changes in regulatory conditions, competition, risks associated with general economic conditions and other factors included in Sunair’s filings with the SEC. Copies of Sunair’s SEC filings are available from the SEC or may be obtained upon request from Sunair. Sunair does not undertake any obligation to update the information contained herein, which speaks only as of this date.
- Financials Follow -

SUNAIR SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
AS OF JUNE 30, 2007 AND SEPTEMBER 30, 2006
(UNAUDITED)

	JUNE 30, 2007	SEPTEMBER 30, 2006
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$2,589,970	$1,601,110
Accounts receivable, net	5,170,364	4,919,595
Income tax receivable	—	352,393
Interest receivable	55,000	11,084
Inventories, net	2,703,862	2,328,205
Deferred tax asset	—	137,387
Prepaid and other current assets	1,539,252	1,163,508
Note receivable — current	—	334,986

Total Current Assets	12,058,448	10,848,268

PROPERTY, PLANT, AND EQUIPMENT, net	2,205,401	2,538,434

OTHER ASSETS:
Deferred tax asset	45,541	—
Note receivable	2,000,000	2,000,000
Software costs, net	3,805,149	3,938,465
Customer list, net	11,532,919	11,247,099
Goodwill	56,894,723	52,818,269
Other assets	276,499	522,427

Total Other Assets	74,554,831	70,526,260

TOTAL ASSETS	$88,818,680	$83,912,962

SUNAIR SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
AS OF JUNE 30, 2007 AND SEPTEMBER 30, 2006
(UNAUDITED)

	JUNE 30, 2007	SEPTEMBER 30, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$3,876,440	$2,743,523
Accrued expenses	3,574,984	2,831,162
Unearned revenues	1,317,896	589,365
Customer deposits	3,209,260	2,677,364
Capitalized leases, current portion	8,336	8,796
Notes payable, current portion	422,648	138,374

Total Current Liabilities	12,409,564	8,988,584

LONG TERM LIABILITIES:

Capitalized leases, net of current portion	13,999	20,027
Notes payable, net of current portion	3,629,957	1,723,642
Note payable — related party	5,000,000	5,000,000
Revolving line of credit	7,000,000	8,000,000
Deferred tax liability	—	112,226

Total Long Term Liabilities	15,643,956	14,855,895

TOTAL LIABILITIES	28,053,520	23,844,479

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS’ EQUITY:

Preferred stock, no par value, 8,000,000 shares authorized, none issued and outstanding		—
Common stock, $.10 par value, 100,000,000 shares authorized, 13,091,088 and 13,007,559 shares issued and outstanding at June 30, 2007 and September 30, 2006, respectively	1,309,109	1,300,757
Additional paid-in capital	52,371,800	51,548,768
Retained earnings	6,915,152	7,200,197
Accumulated other comprehensive gain — cumulative translation adjustment	169,099	18,761

Total Stockholders’ Equity	60,765,160	60,068,483

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$88,818,680	$83,912,962

SUNAIR SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2007 AND 2006
(UNAUDITED)

	FOR THE THREE	FOR THE THREE
	MONTHS ENDED	MONTHS ENDED
	JUNE 30, 2007	JUNE 30, 2006
SALES	$17,440,730	$13,810,527

COST OF SALES	7,055,732	5,378,652

GROSS PROFIT	10,384,998	8,431,875

SELLING AND ADMINISTRATIVE EXPENSES	10,408,742	9,298,279

LOSS FROM OPERATIONS	(23,744)	(866,404)

OTHER INCOME (EXPENSES):
Interest income	47,165	1,762
Interest expense	(273,683)	(310,503)
Other income	—	47,946

Total Other Income (Expenses)	(226,518)	(260,795)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(250,262)	(1,127,199)

INCOME TAX (PROVISION) BENEFIT	(83,279)	828,857

LOSS FROM CONTINUING OPERATIONS	(333,541)	(298,342)

LOSS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAX BENEFIT OF $372,579 AND $111,298 IN 2007 AND 2006, RESPECTIVELY	(332,226)	(185,234)

NET LOSS	$(665,767)	$(483,576)

BASIC AND DILUTED LOSS PER SHARE:
CONTINUING OPERATIONS	$(0.03)	$(0.02)

DISCONTINUED OPERATIONS	$(0.02)	$(0.01)

NET LOSS	$(0.05)	$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	13,091,088	13,060,559

DILUTED	13,091,088	13,060,559

SUNAIR SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2007 AND 2006
(UNAUDITED)

	FOR THE NINE	FOR THE NINE
	MONTHS ENDED	MONTHS ENDED
	JUNE 30, 2007	JUNE 30, 2006

SALES	$49,306,413	$36,074,674

COST OF SALES	19,594,822	13,853,832

GROSS PROFIT	29,711,591	22,220,842

SELLING AND ADMINISTRATIVE EXPENSES	30,390,898	24,825,017

LOSS FROM OPERATIONS	(679,307)	(2,604,175)

OTHER INCOME (EXPENSES):
Interest income	166,583	4,086
Interest expense	(949,391)	(978,948)
Gain on disposal of assets	10,513	—
Other income	—	47,946

Total Other Income (Expenses)	(772,295)	(926,916)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(1,451,602)	(3,531,091)

INCOME TAX BENEFIT	445,205	1,580,456

LOSS FROM CONTINUING OPERATIONS	(1,006,397)	(1,950,635)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAX PROVISION FOR OR BENEFIT OF $372,759 AND $(174,244) IN 2007 AND 2006, RESPECTIVELY	(640,133)	304,627

GAIN ON DISPOSAL ASSETS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAX PROVISION OF $821,426	1,361,476	—

NET LOSS	$(285,054)	$(1,646,008)

BASIC AND DILUTED INCOME (LOSS) PER SHARE:
CONTINUING OPERATIONS	$(0.08)	$(0.16)

DISCONTINUED OPERATIONS	$0.06	$0.02

NET LOSS	$(0.02)	$(0.14)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	13,058,119	12,117,794

DILUTED	13,058,119	12,117,794